UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 18, 2022

Assure Holdings Corp.

(Exact name of registrant as specified in its charter)

Nevada	001-40785	82-2726719
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7887 East Belleview Avenue, Suite 500 Denver, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 720-287-3093

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IONM	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Management Private Placement

On November 18, 2022, Assure Holdings Corp. (the “Company”) entered into binding securities purchase agreements (the “Securities Purchase Agreement”) with certain of its officers and employees (the “Investors”) pursuant to which the Company sold and issued to the Investors an aggregate of 496,398 shares of common stock of the Company, par value $0.001 (“Shares”) at an issue price of $0.60 per Share, for gross proceeds of $297,838 (the “Initial Management Private Placement”). An additional placement of 16,195 Shares was completed on November 23, 2022, at the same price per share of $0.60 for aggregate proceeds of $9,717 (the “Supplemental Management Private Placement, together with the Initial Management Private Placement, the “Management Private Placement”).

The Shares were issued to the Investors for cash pursuant to Rule 506(b) of Regulation D under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) and Section 4(a)(2) thereunder pursuant to the representations and warranties of the Investors. The purchase price per Share was higher than the closing bid price of the Company’s Shares on the Nasdaq Capital Market on November 17, 2022 and November 22, 2022, respectively, the day immediately preceding the date the Company and the Investors entered into binding agreements in relation to the Management Private Placement.

The above summary of the material terms of the Securities Purchase Agreement is qualified in its entirety by the form of Securities Purchase Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K related to the Management Private Placement is incorporated herein by reference. In connection with the Management Private Placement, the Company issued the Shares to the Investors on November 18 and 23, 2022.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 18, 2022, the Compensation Committee of the Board of Directors approved the variable compensation bonuses of the Company’s officers and directors for the 2022 fiscal year. Pursuant to the approval, Mr. Farlinger, the Company’s Chief Executive Officer, received a total bonus payment of $170,100 and Mr. Price, the Company’s Chief Financial Officer, received a total bonus payment of $113,400.

A portion of the bonus payments were reinvested into the Company by Mr. Farlinger ($42,369) and Mr. Price ($40,627) as part of their investment in the Management Private Placement as described in Item 1.01 hereof.

Item 9.01	Exhibits

Exhibit No.	Name
10.1	Form of Securities Purchase Agreement
104	Cover Page Interactive Data File (formatted in Inline XBRL and included as Exhibit 101).

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASSURE HOLDINGS CORP.

Date: November 23, 2022	By:	/s/ John Price
	Name:	John Price
	Title:	Chief Financial Officer